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                      Consent of Independent Accountants


We consent to the incorporation by reference in the prospectus constituting part of the registration statement of Commonwealth Telephone Enterprises, Inc. on Form S-8 (File Nos. 2-98306, 33-13066, 33-64563, 33-64677, 333-24609, 333-25077
and 333-37953) of our report dated June 28, 1999, on our audits of the financial statements and financial statement schedules of The Common-Wealth Builder as of December 31, 1998 and 1997 and for the year ended December 31, 1998, which report is included in this Annual Report on Form 11-K.




PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania


June 29, 1999